                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    / /  Preliminary Proxy Statement

    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    /X/  Definitive Proxy Statement

    / /  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Section240.14a-11(c) or Section
         240.14a-12

                              MAKO MARINE INTERNATIONAL, INC.
------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)
------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                        MAKO MARINE INTERNATIONAL, INC.
                             4355 N.W. 128TH STREET
                              MIAMI, FLORIDA 33054

                                                                October 10, 1996

To the Shareholders
  of Mako Marine International, Inc.

Dear Shareholder:

    You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Mako Marine International, Inc. to be held on Thursday, November 14, 1996, at the Company's executive offices, 4355 N.W. 128th Street, Miami, Florida. Your Board of Directors looks forward to greeting personally those shareholders able to be present.

    At the Meeting, you will be asked to elect four Directors to the Company's Board of Directors to hold office until the Company's 1997 Annual Meeting of Shareholders. Regardless of the number of shares you may own, it is important that you are represented and your shares voted at the Meeting. Therefore, please sign, date and mail the enclosed proxy in the return envelope provided, whether or not you plan to be present at the Meeting. The giving of such proxy will not prevent you from voting in person, should you later decide to attend.

                                          Sincerely,
                                          DOUGLAS W. BAENA
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                            AND CHIEF EXECUTIVE OFFICER

                        MAKO MARINE INTERNATIONAL, INC.
                             4355 N.W. 128TH STREET
                              MIAMI, FLORIDA 33054

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD THURSDAY, NOVEMBER 14, 1996

To the Shareholders
  of MAKO MARINE INTERNATIONAL, INC.

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Mako Marine International, Inc., a Florida corporation (the "Company"), will be held at the Company's executive offices, 4355 N.W. 128th Street, Miami, Florida 33054, on Thursday, November 14, 1996, at 4:00 p.m., Miami time, for the following purposes:

        1. To elect four Directors to the Company's Board of Directors, each to hold office until the Company's 1997 Annual Meeting of Shareholders or until his successor shall have been elected and shall have qualified.

        2. To transact such other business as may properly come before the Meeting.

    Only shareholders of record at the close of business on October 9, 1996 are entitled to notice of and to vote at the Meeting.

    Whether or not you expect to attend the Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Meeting. A return envelope is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting and revoke your proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from that record holder a proxy issued in your name.

                                          By Order of the Board of Directors,

                                          HUGH L. RUSS
                                          SECRETARY

Miami, Florida
October 10, 1996

           PLEASE DATE, SIGN AND MAIL THE ACCOMPANYING PROXY CARD AS
                 PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                        MAKO MARINE INTERNATIONAL, INC.
                             4355 N.W. 128TH STREET
                              MIAMI, FLORIDA 33054
                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 14, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The accompanying proxy is solicited by and on behalf of the Board of Directors of Mako Marine International, Inc., a Florida corporation (the "Company"), for use at the Company's 1996 Annual Meeting of Shareholders to be held at the Company's executive offices, 4355 N.W. 128th Street, Miami, Florida 33054 on Thursday, November 14, 1996, at 4:00 p.m., Miami time, and any adjournments thereof (the "Meeting"). Proxies in the form enclosed will be voted at the Meeting if properly executed, returned to the Company prior to or at the Meeting and not revoked.

VOTING RIGHTS AND OUTSTANDING SHARES

    At the close of business on October 9, 1996 the Company had outstanding and entitled to vote 2,655,000 shares of common stock, par value $.01 per share (the "Common Stock"). Only holders of record of Common Stock at the close of business on October 9, 1996 will be entitled to notice of and to vote at the Meeting. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to its shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.

REVOCABILITY OF PROXIES

    THE SHARES REPRESENTED BY THE ACCOMPANYING PROXY WILL BE VOTED AS DIRECTED WITH RESPECT TO THE ELECTION OF DIRECTORS, OR IF NO DIRECTION IS INDICATED ON A PROPERLY EXECUTED AND RETURNED PROXY, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN THIS PROXY STATEMENT. EACH PROXY EXECUTED AND RETURNED BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME THEREAFTER BY GIVING WRITTEN NOTICE OF SUCH REVOCATION TO THE SECRETARY OF THE COMPANY PRIOR TO THE MEETING OR BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON; EXCEPT THAT AS TO ANY MATTER OR MATTERS UPON WHICH A VOTE SHALL HAVE ALREADY BEEN CAST PURSUANT TO THE AUTHORITY CONFERRED BY SUCH PROXY, THE PROXY MAY NOT BE REVOKED. ATTENDANCE AT THE MEETING WILL NOT, BY ITSELF, SERVE TO REVOKE A PROXY.

ADDITIONAL PROXY INSTRUCTIONS

    A shareholder may designate a person or persons to act as the shareholder's proxy other than those persons designated on the proxy card. The shareholder may do so by striking out the name or names appearing on the enclosed proxy card, inserting the name or names of another person or persons, and delivering the signed card to such person or persons. The person(s) designated by the shareholder must, at the Meeting, present the signed proxy card to the Secretary of the Meeting in order for the shares to be voted.

    When voting by proxy with respect to the election of Directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Assuming a quorum is present at the Meeting, (i) the affirmative vote of a plurality of the votes cast at the Meeting by the shares entitled to vote will be required to act with respect to the election of Directors, and (ii) the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter will be required to act on all other proposals, if any, that come before the Meeting. Abstentions and broker non-votes (when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter, and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of shares of Common Stock present at the Meeting for quorum purposes. Abstentions and broker non-votes will not be included, however, in the tabulations of votes cast on proposals presented to shareholders.

ANNUAL REPORT ON FORM 10-KSB AND FINANCIAL STATEMENTS

    A copy of the Company's annual report on Form 10-KSB for the fiscal year ended June 29, 1996, which includes the Company's financial statements for the fiscal year, accompanies this Proxy Statement. October 11, 1996 is the approximate date on which this Proxy Statement and form of proxy were first sent or given to shareholders.

ACCOUNTANTS

    The Board of Directors of the Company has selected the firm of BDO Seidman, LLP, as the Company's principal accountants for the current fiscal year, in which capacity the firm has served since the Company's organization in June 1994. Representatives of BDO Seidman, LLP, are expected to be present at the Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    At the close of business on October 9, 1996, the Company had outstanding 2,655,000 shares of Common Stock, each of which entitles the holder to one vote. Voting is not cumulative.

    The following table provides information at October 9, 1996, with respect to
(i) any person known to the Company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock of the Company, (ii) each Director and certain executive officers of the Company, and (iii) all Directors and executive officers as a group. For the purpose of computing the percentage of the shares of Common Stock owned by each person or group listed in this table, any shares not outstanding which are subject to options or warrants exercisable within 60 days have been deemed to be outstanding and owned by such person or group, but have not been deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person. Except as otherwise indicated below, each of the persons named below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person.

                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF                                          BENEFICIAL OWNERSHIP OF  PERCENT OF CLASS
  BENEFICIAL OWNER                                           SHARES OF COMMON STOCK     OUTSTANDING
-----------------------------------------------------------  -----------------------  ----------------
CreditAmerica Venture Capital, Inc.........................            930,000(1)          35.0%
  7358 Pine Forest Circle
  Lake Worth, FL 33463
Douglas W. Baena...........................................            982,500(1)(2)       36.7%
  3530 Magellan Circle
  Aventura, FL 33180
Joseph J. Messina..........................................            942,500(1)(3)       35.4%
  44 Madison Avenue
  New York, NY 10017
Jeffrey Bleustein..........................................              7,000(4)       less than 1%
  3700 W. Juneau Avenue
  Milwaukee, WI 53201
Bruce Foerster.............................................               none         not applicable
  4045 Sheridan Avenue
  Suite 432
  Miami Beach, FL 33140
Gerritt Walsh..............................................              1,333(5)       less than 1%
  4355 N.W. 128th Street
  Miami, FL 33054
All Directors and executive officers as a group (9                   1,069,667             39.5%
  persons).................................................

------------------------

(1) Credit America Venture Capital, Inc. ("CAVC") formed in 1994 by an investment group headed by Douglas W. Baena, was the sole shareholder of the Company prior to its August 1995 public offering. By reason of an agreement among the shareholders of CAVC, Douglas W. Baena and Joseph J. Messina have the right to vote the 930,000 shares of Common Stock of the Company owned by CAVC on all matters submitted to shareholders and, accordingly, have shared voting power with respect to all such shares. As a result of their respective stock interests in CAVC, each of the persons listed below is the indirect beneficial owner of a portion of such 930,000 shares in the amounts indicated: Brett Schwebke--266,489 shares (10.0% of the issued and outstanding); each of Douglas W. Baena and Harry Bresky--200,400 shares (7.5%); BuyAmerica, Inc. (of which Paul Lavor is the controlling shareholder)--136,443 shares (5.1%); and Wilmont Holdings Corp. (of which Joseph J. Messina is the sole shareholder)--51,166 shares (1.9%). Pursuant to the terms of the CAVC shareholders' agreement, each shareholder of CAVC has agreed to elect and retain Mr. Baena and Mr. Messina as the sole members of the board of directors of CAVC; provided that if Mr. Baena or Mr. Messina ceases to be a shareholder of CAVC, no other shareholder will be obligated to vote for such former shareholder as a director. No shareholder of CAVC may transfer its shares without the consent of all other CAVC shareholders.

   CAVC has outstanding warrants to purchase shares of CAVC common stock. Such warrants are exercisable at any time until August 23, 1998. The aggregate of the exercise prices of all of such warrants is approximately $690,000. If such warrants were exercised in full, as a result of their respective interests in CAVC, each of the persons listed below would be the indirect beneficial owner of a portion of such 930,000 shares in the amounts indicated: Douglas W. Baena--254,084 shares (9.6%); Harry Bresky--217,530 shares (8.2%); Brett Schwebke--134,389 shares (5.1%); BuyAmerica Inc.--140,123 shares (5.3%); and Wilmont Holdings Corp.--108,586 shares (4.1%).

(2) Includes 12,500 shares that may be purchased upon exercise of Redeemable Common Stock Purchase Warrants ("Warrants") issued in the Company's initial public offering; 5,000 shares of Common Stock of which 2,500 shares may be purchased upon exercise of Warrants, held by Mr. Baena's former wife (as to which he disclaims beneficial ownership); and 20,000 shares of Common Stock, of which 10,000 shares may be purchased upon exercise of Warrants, held in trust for the benefit of Mr. Baena's children.

(3) Includes 5,000 shares of Common Stock that may be purchased upon exercise of Warrants.

(4) Includes 3,000 shares of Common Stock that may be purchased upon exercise of options granted under the Company's 1995 Stock Option Plan and 2,000 shares of Common Stock that may be purchased upon exercise of Warrants.

(5) Consists of Common Stock that may be purchased upon exercise of options granted under the Company's 1995 Stock Option Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of copies of forms filed under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") furnished to the Company and written representations from the Company's executive officers and Directors, the Company believes that all Section 16(a) filing requirements for the period ended June 29, 1996 applicable to its executive officers, Directors and greater than 10% beneficial owners were satisfied.

                                   DIRECTORS

    The Company's bylaws provide that the Company shall have not less than two nor more than seven Directors, which number is currently fixed by the Board of Directors at four.

    There are four nominees for election as Directors of the Company at the Meeting, to hold office until the 1997 Annual Meeting and until their successors shall have been elected and shall have qualified. If the enclosed proxy is properly executed and received in time for the Meeting, and if no direction to the contrary is indicated on the proxy, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election as Directors, unless authority to vote shall have been withheld on the proxy. All nominees for Directors are presently serving as Directors of the Company. In the event that any nominee is unable to serve as a Director, the proxy solicited may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

                             NOMINEES FOR DIRECTORS

                                                                                                             DIRECTOR
NAME                                AGE                         PRINCIPAL OCCUPATION                           SINCE
------------------------------      ---      -----------------------------------------------------------  ---------------
Douglas W. Baena..............          53   Chief Executive Officer, Chairman of the Board and                 June 1994
                                               President of the Company
Jeffrey Bleustein.............          57   President of Harley-Davidson Motor Company                       August 1995
Bruce S. Foerster.............          55   President and Chief Executive Officer of South Beach            January 1996
                                               Capital Markets Advisory Corporation
Joseph J. Messina.............          41   Employee and owner of Ameristar Leasing Company                    June 1994

Each of the Directors of the Company is a United States citizen. During the past five years, none of the Directors (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction that resulted in a final judgment, decree or final order enjoining further violations of, or prohibiting activity subject to, federal or state securities laws or finding any violations of such laws.

BUSINESS HISTORIES OF DIRECTORS

    Douglas W. Baena has been Chairman of the Board and Chief Executive Officer of the Company since its inception in June 1994 and its President from inception to January 1995 and from July 1996 to the present. Since 1989, Mr. Baena has been a private investor. He is the President, a Director and significant shareholder of CAVC and the sole shareholder of CreditAmerica, Inc. ("CreditAmerica") an equipment leasing and finance company.

    Since January 1993, Mr. Bleustein has been the President of Harley-Davidson Motor Company, the largest manufacturer of motorcycles in the United States, and for more than five years prior thereto, he held various other executive positions with Harley-Davidson. Mr. Bleustein is also a Director of Rexworks, Inc., a manufacturer of waste disposal equipment.

    Since January 1995, Mr. Foerster has been the President and Chief Executive Officer of South Beach Capital Markets Advisory Corporation, a firm which he founded that provides investment advisory, venture capital and public relations services. Between June 1992 and December 1994, Mr. Foerster served as Managing Director, US Equity Syndicate, for Lehman Brothers. For more than five years prior thereto, he was the Managing Director, Equity Transactions Group/Equity Syndicate, for Paine Webber Incorporated. Mr. Foerster also serves as a Director and Trustee of eight mutual funds of the Pilgrim America Group.

    Joseph J. Messina was the Company's President and Chief Operating Officer from January 1995 to June 1996. Between April 1978 and January 1992 Mr. Messina was employed by Vendor Funding Co., Inc., an equipment leasing company. Since January 1992, he has been employed by Ameristar Capital Corporation, an equipment leasing company which he owns. Mr. Messina is an officer, Director and shareholder of CAVC.

BOARD OF DIRECTOR AND COMMITTEE MEETINGS

    During the fiscal year ended June 29, 1996, there were eight meetings of the Board of Directors. Each Director attended not less than 75% of the meetings of the Board held while he was a Director.

    The Board of Directors of the Company does not have a nominating committee.

    The Board of Directors of the Company has a compensation committee consisting of Jeffrey Bleustein and Bruce S. Foerster, who are non-employee Directors, and Douglas W. Baena, an employee Director.

The compensation committee is authorized and empowered to review and approve management compensation. The compensation committee was established in April 1996 and met once in respect of the fiscal year ended June 29, 1996, subsequent to the fiscal year end.

    The Board of Directors established an audit committee in April 1996 to oversee and advise the Board on matters regarding internal controls, the work of internal auditors and the annual independent audit. The audit committee is composed of two Directors, Bruce S. Foerster and Jeffrey Bleustein. The audit committee met once in respect of the fiscal year ended June 29, 1996, subsequent to the fiscal year end.

DIRECTOR COMPENSATION

    Each non-employee Director is entitled to receive a director's fee of $2,500 per quarter, plus expenses. Prior to June 21, 1996, each non-employee Director was entitled to receive a fee of $1,000 per meeting plus expenses. Compensation of each non-employee Director of the Company during the fiscal year ended June 29, 1996 is set forth in the table below. Compensation of each employee Director is set forth below in the section entitled "Executive Officers."

                                                                       SECURITY GRANTS
                                                 CASH COMPENSATION   -------------------
                                                -------------------       NUMBER OF
                                                ANNUAL RETAINER FEE      SECURITIES
NAME                                                    ($)          UNDERLYING OPTIONS
----------------------------------------------  -------------------  -------------------
Jeffrey Bleustein.............................       $   3,500               15,000(1)(2)
Bruce S. Foerster.............................       $   2,500               15,000(1)(3)

------------------------

(1) Stock options were granted to Mr. Bleustein and Mr. Foerster under the Company's 1995 Stock Option Plan. The exercise price of Mr. Bleustein's options is $1.00 per share, and the exercise price of Mr. Foerster's options is $4.00 per share. The options are exercisable in increments of 20% per year.

(2) Options for 3,000 shares of Common Stock are currently exercisable.

(3) Not yet exercisable.

                               EXECUTIVE OFFICERS

BUSINESS HISTORIES OF EXECUTIVE OFFICERS

    Information concerning Douglas W.Baena, the Company's President, Chairman of the Board and Chief Executive Officer, and Joseph J. Messina, its President and Chief Operating Officer until his resignation in June 1996, are set forth above under the caption "Directors."

    Lawrence Tierney, age 50, has been the Chief Financial Officer of the Company since March 1995. From August 1986 to March 1995 he was employed by Chris-Craft Boats, a manufacturer of fiberglass powerboats, including as its Chief Financial Officer from June 1993 to March 1995, its Chief Operating Officer from June 1991 to June 1993 and a Vice President of Finance from August 1986 to June 1991.

    Hugh L. Russ, age 56, has been a Vice President of the Company since its inception, its Secretary and Treasurer since March 1995, and its Executive Vice President and Chief Operating Officer since June 1996. From June 1974 to August 1994, he was a Vice President of Mako Marine, Inc. ("Old Mako"), whose assets were acquired by the Company in 1994.

    Edward Kunuty, age 55, has been Vice President, Marketing and Sales, of the Company since June 1995. From October 1991 until June 1995 he was the President of Aquarius Health & Fitness Instruments, Inc., a manufacturer of aquatic exercise and rehabilitation equipment.

    Gerritt Walsh, age 43, has been an employee of the Company since its inception and Vice President, Florida Sales since September 1994. He was an employee of Old Mako from June 1992 to August 1994.

From December 1990 to June 1992 he was Director of sales and marketing for Luhrs Corporation, a boat manufacturer.

    Brett Schwebke, age 30 was a Vice President of the Company from August 1994 until his resignation in March 1996. From May 1986 to August 1994, he was an employee of Old Mako.

    Daniel Chips, age 39, was Vice President, Manufacturing, of the Company from July 1995 until his resignation in June 1996. From February 1987 until June 1995 he was a production manager of Wellcraft Marine, Inc., a boat manufacturer.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain summary information concerning all cash and non-cash compensation, for the fiscal year ended June 29, 1996 and the eleven months ended July 1, 1995, of the Company's Chief Executive Officer and of its other executive officers who earned over $100,000 in compensation during each such period.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM
                                                                                                  COMPENSATION
                                                                                                  -------------
                                                                            ANNUAL COMPENSATION    SECURITIES
                                                                           ---------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                                                  YEAR     SALARY ($)   OPTIONS (#)
-------------------------------------------------------------------------  ---------  ----------  -------------
Douglas W. Baena.........................................................       1996  $  170,000      ----
  Chairman of the Board,                                                        1995      84,000
  President, Chief Executive Officer
Joseph J. Messina........................................................       1996     110,000       25,000
  President, Chief Operating Officer
Gerritt Walsh............................................................       1996     129,454        4,000
  Vice President, Florida Sales

    The Company has no long-term incentive plans or stock appreciation rights plans. The Company adopted its 1995 Stock Option Plan in June 1995.

    The following table sets forth, for Joseph J. Messina and Gerritt Walsh, information regarding options granted to them by the Company during the fiscal year ended June 29, 1996. No options or other rights to acquire Common Stock were granted by the Company to Douglas W. Baena during the fiscal year.

            OPTION GRANTS TO EXECUTIVE OFFICERS IN LAST FISCAL YEAR

                                                    NUMBER OF           % OF TOTAL
                                                   SECURITIES         OPTIONS GRANTED      EXERCISE
                                               UNDERLYING OPTIONS     TO EMPLOYEES IN        PRICE      EXPIRATION
NAME                                                 GRANTED            FISCAL YEAR      ($ PER SHARE)     DATE
---------------------------------------------  -------------------  -------------------  -------------  -----------
Joseph J. Messina............................          25,000(1)              19.1%        $    4.25       6/28/01
Gerritt Walsh................................           4,000(2)               3.1%             4.00       8/23/00

------------------------

(1) Options granted outside the Company's 1995 Stock Option Plan, which become exercisable in full on December 28, 1996.

(2) Options granted under the Company's 1995 Stock Option Plan, one-third of which became exercisable in August, 1996. The balance is exercisable over a two year period, commencing in August, 1997.

    The following table sets forth, for the named executive officers, the number of options to acquire Common Stock held as of June 29, 1996, and the value of such options as of that date. No named executive officer exercised options for Common Stock during the fiscal year.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                              NUMBER OF SECURITIES UNDERLYING           VALUE OF
                                    UNEXERCISED OPTIONS         UNEXERCISED IN-THE-MONEY
                                      AT YEAR-END (#)          OPTIONS AT YEAR-END ($)(1)
                              -------------------------------  ---------------------------
                                     EXERCISABLE (E)/                 EXERCISABLE/
NAME                                 UNEXERCISABLE (U)                UNEXERCISABLE
----------------------------  -------------------------------             -----
Joseph J. Messina...........                25,000(U)                      --
Gerritt Walsh...............                 1,333(E)                   $     333
                                             2,667(U)                         667

------------------------

(1) The fiscal year end market price of the Company's Common Stock was $4.25 per share.

OTHER AGREEMENTS WITH EXECUTIVE OFFICERS

    Douglas W. Baena is employed as the Company's Chairman of the Board and Chief Executive Officer pursuant to an employment agreement which expires in August 1998. Mr. Baena is entitled to receive a salary of $170,000 per year, subject to annual cost of living increases. In addition, Mr. Baena is entitled to receive an annual bonus of not less than three quarters of one percent of the Company's net revenues for the prior fiscal year in excess of $20 million; provided that the bonus is payable only if the Company earns pre-tax profits, and then only up to 10% of the pre-tax profits for such year. To date no bonus has been paid. The Company is obligated to provide Mr. Baena with the use of a late model automobile and an allowance for housing in Florida, the cost of which housing shall not exceed $3,000 per month.

    Joseph J. Messina was employed as the Company's President and Chief Operating Officer until June 28, 1996. Pursuant to his employment agreement he received an annual salary of $114,000. Mr. Messina's employment agreement was in all other respects identical to the Company's agreement with Mr. Baena. On June 28, 1996 Mr. Messina resigned as an employee of the Company and entered into a one-year consulting agreement pursuant to which he will receive $50,000. In addition, the Company granted Mr. Messina an option to purchase 25,000 shares of its Common Stock. See "Executive Officers-- Compensation of Executive Officers."

    Lawrence Tierney is party to an employment agreement with the Company which expires on March 1, 1998, pursuant to which he is employed as the Company's Chief Financial Officer at an annual salary of $100,000. Mr. Tierney has agreed not to compete with the business of the Company for a period of one year following termination of his employment.

    Edward Kunuty is party to an employment agreement with the Company which expires on May 9, 1998, pursuant to which he is employed as the Company's Vice President, Marketing and Sales at an annual salary of $100,000. In addition, he is entitled to receive an annual bonus equal to one quarter of one percent of boat sales in excess of $8 million per year, adjusted for discounts. If the Company is sold, in certain circumstances he would be entitled to six months' severance pay.

    Brett Schwebke was employed as a Vice President of the Company pursuant to an employment agreement that provided for an annual salary of $100,000. Effective March 29, 1996 Mr. Schwebke resigned from his position with the Company. At such time, he entered into a two year non-competition agreement for which he will be paid $100,000, payable in 16 equal monthly installments, the first of which was paid on April 15, 1996.

STOCK OPTION PLAN

    The 1995 Stock Option Plan of the Company (the "Stock Option Plan") was adopted by the Board of Directors and approved by the shareholders of the Company on June 27, 1995.

    The Stock Option Plan is administered by a Committee of the Board of Directors (the "Committee"), comprised of Douglas W. Baena and Joseph J. Messina. All employees and Directors of, and consultants to, the Company and its subsidiaries, as may be determined by the Committee from time to time, are eligible to participate in the Stock Option Plan; however, no option may be granted under the Stock Option Plan to any Director who is a member of the Committee, or to a Director within one year prior to the Director's service as a member of the Committee.

    Options may be granted by the Committee under the Stock Option Plan as "incentive stock options" (as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or as non-qualified stock options.

    The aggregate number of shares of Common Stock that may be the subject of options granted under the Stock Option Plan may not exceed 225,000. The maximum number of shares which may be the subject of options granted during the duration of the Stock Option Plan to any individual who is a "covered employee" (as defined in Section 162(m) of the Code) shall not exceed 50,000 shares.

    The exercise price of an option is fixed by the Committee at the time of grant; however the exercise price of an incentive stock option must be at least equal to the fair market value of the Common Stock on the date of grant.

    Stock options granted under the Stock Option Plan may not be exercised more than ten years after the date of grant. Options shall be exercisable at such rate and times as may be fixed by the Committee on the date of grant; however, no option may be exercised until at least six months after the date of grant. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all stock option plans of the Company and its subsidiaries) shall not exceed $100,000; to the extent that this limitation is exceeded, such excess options shall be treated as non-qualified stock options for purposes of the Stock Option Plan and the Code.

    At the time a stock option is granted, the Committee may, in its sole discretion, designate whether the stock option is to be considered an incentive stock option or non-qualified stock option plan. Stock options with no such designation shall be deemed an incentive stock option to the extent that the $100,000 limit described above is met. However, no incentive stock option may be granted to any individual who is not an employee of the Company or a subsidiary on the date of grant.

    Payment of the purchase price for shares acquired upon the exercise of options may be made by any one or more of the following methods: in cash; by check; by delivery to the Company of shares of Common Stock already owned by the option holder; or, with respect to non-qualified options and subject to approval by the Committee, shares issuable upon exercise of the option; or by such other method as the Committee may permit from time to time.

    Stock options become immediately exercisable in full upon the retirement of the holder after reaching the age of 65, upon the disability or death of the holder while in the employ or service of the Company or upon the occurrence of such special circumstances as in the opinion of the Committee merit special consideration. However, no options may be exercised earlier than six months following the date of grant.

    Stock options terminate at the end of the tenth business day following the holder's termination of employment or service. This period is extended to three months in the case of the holder's retirement at or after age 65 or disability, and to six months in the case of the death of the holder, in which case the stock option is exercisable by the holder's estate. However, options terminate immediately if the holder's termination of employment or service is for cause.

    Each option contains anti-dilution provisions which will automatically adjust the number of shares subject to the option in the event of a stock dividend, split-up, conversion, exchange, reclassification or substitution. In addition, in the event of a recapitalization merger, consolidation, rights offering, reorganization, liquidation or any other change in the corporate structure or outstanding shares of Common Stock, the Committee may make such equitable adjustments to the number of shares and the class of shares available under the Stock Option Plan or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights.

    The Company shall obtain such consideration for granting options under the Stock Option Plan as the Committee in its discretion may request.

    Each option may be subject to provisions to assure that any exercise or disposition of Common Stock will not violate the securities laws.

    No option may be granted under the 1995 Plan after June 26, 2005.

    The Board of Directors or the Committee may at any time withdraw or amend the Stock Option Plan and may, with the consent of the affected holder of an outstanding option, at any time withdraw or amend the terms and conditions of outstanding options. Any amendment which would increase the number of shares issuable pursuant to the Stock Option Plan or to any individual thereunder, change the class of persons to whom options may be granted or materially increase the benefits to participants under the Stock Option Plan, within the meaning of Section 162(m) or 422 of the Code or Rule 16b-3 under the Exchange Act shall be subject to the approval of the shareholders of the Company in accordance with such Section 162(m) or 422 or Rule 16b-3.

    The Federal income tax consequences to an employee who receives incentive stock options generally will, under current law, be as follows:

    An employee will not realize any income upon the grant or exercise of an incentive stock option. If the employee disposes of the shares of Common Stock acquired upon the exercise of an incentive stock option more than two years after the date the option is granted and more than one year after the Common Stock is transferred to him or her, the employee will realize long-term capital gain in an amount equal to the excess, if any, of his or her selling price for the shares over the option exercise price. In such case, the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If the employee disposes of the shares of Common Stock acquired upon the exercise of an incentive stock option prior to the expiration of two years from the date the option is granted, or one year from the date the Common Stock is transferred to him or her, any gain realized will be taxable at such time as follows (a) as ordinary income to the extent of the difference between the option exercise price and the lesser of the fair market value of the shares on the date the option was exercised or the amount realized from such disposition, and (b) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the holding period of the Common Stock. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.

    In general, the difference between the fair market value of the Common Stock at the time the incentive stock option is exercised and the option exercise price will constitute an item of adjustment, for purposes of determining alternative minimum taxable income, and under certain circumstances may be subject, in the year in which the option is exercised, to the alternative minimum tax.

    If an employee uses shares of Common Stock which he or she owns to pay, in whole or in part, the exercise price for shares acquired pursuant to an incentive stock option, (a) the holding period for the newly issued shares of Common Stock equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the employee's basis in such newly issued shares will be the same as his or her basis in the old shares surrendered and (c) no gain or loss will be recognized by the employee on the old shares surrendered. However, if any employee uses shares previously acquired pursuant to the exercise of an incentive stock option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such previously acquired shares for purposes of the one-year (or two-year) holding period requirement applicable to such incentive stock option and such tender may be treated as a taxable exchange.

    The Federal income tax consequences to an individual who receives non-qualified stock options generally will, under current law, be as follows:

    An individual will not realize any income at the time the option is granted. Generally, an individual will realize ordinary income, at the time the option is exercised, in a total amount equal to the excess of the then fair market value of the Common Stock acquired over the exercise price. However, Section 83 of the Code provides that, if a director, officer or principal stockholder (i.e., an owner of more than 10 percent of the outstanding shares of Common Stock) receives shares pursuant to the exercise of a non-qualified stock option, he or she is not required to recognize any income until the date on which such shares can be sold at a profit without liability under Section 16(b) of the Exchange Act. At such time, the director, officer or principal stockholder will realize income equal to the amount by which the then fair market value of the shares acquired pursuant to the exercise of such option exceeds the price paid for such shares. Alternatively, a director, officer or principal stockholder who would not otherwise be taxed at the time the shares are transferred may file a written election within 30 days with the Internal Revenue Service, to be taxed as of the date of transfer, on the difference between the then fair market value of the shares and the price paid for such shares.

    All income realized upon the exercise of a non-qualified stock option will be taxed as ordinary income. The Company will be entitled to a tax deduction (as compensation) for the amount taxable to an individual (including a Director, officer and principal stockholder) upon the exercise of a non-qualified stock option, as described above, in the same year as those amounts are taxable to the employee.

    Shares of Common Stock issued pursuant to the exercise of a non-qualified stock option generally will constitute a capital asset in the hands of an individual (including a director, officer or principal stockholder) and will be eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of an individual (including a director, officer or principal stockholder) will commence upon the date he or she recognizes income with respect to the issuance of such shares, as described above. The individual's basis in the shares will be equal to the greater of their fair market value as of that date or the amount paid for such shares. If, however, an individual uses shares of Common Stock which he or she owns to pay, in whole or in part, the exercise price for shares acquired pursuant to the exercise of a non-qualified stock option, (a) the holding period for the newly issued shares of Common Stock equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the individual's basis in such newly issued shares will be the same as his or her basis in the surrendered shares, (c) no gain or loss will be realized by the individual on the old shares surrendered, and (d) the individual will realize ordinary income in an amount equal to the fair market value of the additional number of shares received over and above the number of old shares surrendered.

    Section 162(m) of the Code provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the chief executive officer and the four other most highly compensated executive officers of the corporation is limited to $1 million per year per officer. For purposes of
Section 162(m), compensation which is performance-based is not counted as subject to the deductibility limitation. Under a transition rule that applies to the Company, income pursuant to options granted under the Stock Option Plan before the first shareholders' meeting after 1998 will be exempt from the limitations of Sections 162(m) of the Code. Income pursuant to options granted on or after such shareholders' meeting will be exempt from the limitations of
Section 162(m) of the Code only if the Committee granting such options consists solely of "outside Directors" as defined in Section 162(m).

    The foregoing summary with respect to Federal income taxation does not purport to be complete and reference is made to the applicable provisions of the Code.

    The following table shows the number of shares of Common Stock as to which options have been granted under the Stock Option Plan to each of the individuals and groups specified below.

INDIVIDUAL OR GROUP                                                                              NUMBER OF SHARES
-----------------------------------------------------------------------------------------------  -----------------
Executive Officer Group
  Lawrence Tierney.............................................................................         25,000
  Gerritt Walsh................................................................................          4,000
  Edward Kunuty................................................................................         15,000
  Hugh L. Russ.................................................................................         15,000
  Daniel Chips.................................................................................          5,000(1)
                                                                                                        ------
        Total..................................................................................         64,000

Non-Executive Director Group(2)
  Jeffrey Bleustein............................................................................         15,000
  Bruce S. Foerster............................................................................         15,000
                                                                                                        ------
        Total..................................................................................         30,000

Non-Executive Employee Group...................................................................         42,000(3)

------------------------

(1) Lapsed

(2) Messrs. Bleustein and Foerster are nominees for election as Directors at the Meeting.

(3) Options to purchase 9,600 shares have lapsed

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Commencing in February 1994, a group of investors formed CAVC and from time to time thereafter provided it with an aggregate of $1.9 million. The members of such group, each of whom may be deemed to be a "promoter" of the Company, consist of Douglas W. Baena; H. Harry Bresky; BuyAmerica, Inc., a company controlled by Paul Lavor; Wilmont Holdings Corp., a company wholly owned by Joseph J. Messina; Joseph O'Sullivan; Robert Sponheimer; and Brett Schwebke. See "Security Ownership of Certain Beneficial Owners and Management." In February 1994, CAVC agreed to provide Old Mako with working capital advances and, upon certain conditions, to acquire Old Mako's defaulted bank debt. Thereafter, CAVC acquired such defaulted debt by paying the bank $500,000 in cash and giving the bank a promissory note in the principal amount of $1.5 million. On August 2, 1994, CAVC foreclosed the defaulted bank debt and acquired substantially all of the boat manufacturing assets of Old Mako, consisting primarily of property and equipment, patents and trademarks, accounts and inventory. Concurrently, CAVC indemnified Robert Schwebke, the founder of Old Mako and the father of Brett Schwebke, to the extent of approximately $816,400, against certain pre-acquisition tax liabilities of Old Mako and liabilities in connection with a Small Business Administration loan to Old Mako. CAVC also assumed liabilities of Old Mako for certain product liability claims and accrued vacation pay in the amount of approximately $281,000 and incurred other transactional-related liabilities in the amount of approximately $783,000. CAVC then conveyed the acquired assets of Old Mako to the Company in exchange for (a) 930,000 shares of the Company's Common Stock, (b) $900,000 of purchase money debt from the Company ("CAVC Debt"), (c) the assumption by the Company of CAVC's $1.5 million note payable to the bank ("Bank Debt"), (d) CAVC's indemnity obligations to Robert Schwebke, and (e) CAVC's assumed or incurred liabilities of Old Mako.

    The CAVC Debt bears interest at nine percent per annum, is repayable in 24 equal monthly installments, commencing in November, 1997, and is secured by the Company's inventory, accounts receivable, property and equipment. CAVC's security interest is junior to the security interest collateralizing the Bank Debt; however, the bank subordinated its security interest in accounts receivable and inventory until August 31, 1996. In August, 1996, the bank agreed to extend the date of its subordination until August 31, 1997, in exchange for the Company's extension of the exercise period of the bank's warrants to purchase 70,000 shares of the Company's Common Stock until August 31, 1997.

    From time to time, CAVC has made revolving credit advances to the Company for working capital purposes. Upon completion of the Company's initial public offering, $236,000 was outstanding. Thereafter, during the balance of fiscal 1996, CAVC advanced to the Company an additional $150,000, of which $85,000 was subsequently repaid. The outstanding principal balance, together with interest at nine percent per annum, is payable on demand. CAVC's advances to the Company are secured by the Company's accounts receivable and inventory.

    Each of the CAVC and CreditAmerica has agreed that any other indebtedness owing from the Company to either of them would not be repaid until November, 1997, and thereafter would be paid in equal monthly installments over a two-year period with interest at nine percent per annum.

    The Company's manufacturing facility is leased under a triple net lease which expires on July 31, 2001, from Robert Schwebke. The Company pays an annual aggregate base rental of $542,400 and is responsible for taxes associated with the property. The lease also provides for two seven-year renewal options. The Company believes that the terms of the lease are at a market rate. The lease is encumbered by mortgages in the aggregate amount of approximately $2.4 million. Payments by the Company under the lease approximate payments required for debt service and real estate taxes. Both before and after the acquisition of the assets of Old Mako, there have been, and continue to be, defaults relating primarily to payment of real estate taxes under the mortgages. The holder of the first mortgage has agreed to forbear from exercising its remedies (including foreclosure) until February, 1997 so long as no further events of default occur. At such time consideration will be given to reinstatement of the original maturity date of February 1999. The holder of the second mortgage for which the last payment is owed in June 2000, has not waived past defaults consisting primarily of the failure to pay Old Mako's real estate taxes.

    In April 1995, as a condition to the bridge financing obtained in connection with the Company's public offering, CAVC agreed (a) to lend to the Company funds necessary to cure the past real estate tax payment defaults relating to its manufacturing facility prior to any loss by the Company of its leasehold interest therein, (b) to indemnify Robert Schwebke with respect to certain payroll tax payment defaults, and (iii) to indemnify the Company from any losses in excess of $150,000 arising out of claims against the Company for liabilities of Old Mako that were not assumed in August 1994.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Company on or prior to June 12, 1997 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 1997 Annual Meeting.

                                          By Order of the Board of Directors,
                                          DOUGLAS W. BAENA
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF
                                          EXECUTIVE OFFICER

Miami, FL
October 10, 1996

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 29, 1996, IS BEING SENT TO SHAREHOLDERS OF THE COMPANY WITH THIS PROXY STATEMENT.

FORM OF PROXY

                        MAKO MARINE INTERNATIONAL, INC.
               ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 14, 1996
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Douglas W. Baena and Hugh L. Russ, or if only one is present, then that person, proxies, with full power of substitution, to vote all shares of the Common Stock of Mako Marine International, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting to be held at the Company's executive offices, 4355 N.W. 128th Street, Miami, Florida 33054, on Thursday, November 14, 1996, at 4:00 p.m., Miami time, and at any adjournment thereof, and hereby ratifies all that said proxies or their substitutes may do by virtue hereof. The undersigned authorizes and instructs said proxies to vote as follows:

    1. ELECTION OF DIRECTORS: To elect as Directors of the Company the nominees listed below for terms expiring at the time of the next Annual Meeting of the Company.

/ / FOR all nominees listed      / / WITHHOLD AUTHORITY
below                                to vote for all
    (except as marked to the         nominees listed below
    contrary below)

    (INSTRUCTION: To withhold authority to vote for any individual nominee,

        strike a line through the nominee's name in the following list.)

                                Douglas W. Baena

                               Jeffrey Bleustein

                               Bruce S. Foerster

                               Joseph J. Messina

    2. In their discretion, upon any other matters which may properly come before the meeting or any adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED.

    The undersigned hereby acknowledges receipt of the Company's Notice of the 1996 Annual Meeting and its Proxy Statement preceding or accompanying this proxy.

                                              Dated            , 1996

          ----------------------------------------------------------------------

                                              (Signature of Shareholder)

          ----------------------------------------------------------------------

                                              (Signature of Shareholder)

                                              Your signature should appear the
                                              same as your name appears hereon.
                                              If signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please indicate the
                                              capacity in which signing. When
                                              signing as joint tenants, all
                                              parties to the joint tenancy must
                                              sign. When the proxy is given by a
                                              corporation, it must be signed by
                                              an authorized officer.

           PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE

                               ENCLOSED ENVELOPE.